UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2019

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On March 18, 2019, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Avaya Holdings Corp. (the “Company”), the Board announced that it elected Jacqueline E. Yeaney to serve on the Board, effective as of March 18, 2019. Ms. Yeaney is not joining any committees of the Board at this time and she will serve as a director until her successor has been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal. The full text of the press release is filed as Exhibit 99.1 and is available on the Company’s investor relations website at https://investors.avaya.com.

Ms. Yeaney was elected to fill the vacancy on the Board created by Ronald A. Rittenmeyer’s resignation (which was previously reported by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2018).

Ms. Yeaney, who is 50 years old, currently serves as the Senior Vice President and Chief Marketing Officer of Ellucian, a privately-held provider of software and services for higher education management. She has held this position since January 2017. She served as the Executive Vice President, Strategy and Marketing of Red Hat, Inc., a publicly-traded provider of open source software solutions, from 2011 to 2016 after serving as a consultant to Red Hat from 2010 to 2011. Prior to that she served as the chief marketing officer at Premiere Global Services, Inc., EarthLink, Inc. and HomeBanc Mortgage Corporation. Ms. Yeaney was also a Captain in the U.S. Air Force where she held the highest level security clearance. Previously Ms. Yeaney served as a Non-Executive Director at Promethean World Limited from 2014 to 2015.

During fiscal 2018 and fiscal 2019 (year-to-date), sales of the Company’s products and services to Ellucian were approximately $134,000 and $61,000, respectively. Notwithstanding that, there are no arrangements or understandings between Ms. Yeaney and any person pursuant to which Ms. Yeaney was selected as a director. The Board has affirmatively determined that Ms. Yeaney qualifies as an “independent director” under the rules of the New York Stock Exchange and the Company’s independence standards.

Ms. Yeaney will be eligible to receive the non-employee director compensation described in the Compensation Discussion & Analysis (“CD&A”) in the Company’s Form 10-K/A filed with the SEC on January 25, 2019, which shall include an initial equity award of restricted stock units (“RSUs”) pursuant to the Avaya Holdings Corp. 2017 Equity Incentive Plan with a fair market value of $41,667. These RSUs will vest immediately, however the delivery of the underlying shares will be deferred as described in the CD&A.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
99.1	Press Release, dated March 18, 2019, entitled “Avaya Appoints Jacqueline Yeaney to its Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: March 18, 2019	By:	/s/ Kieran J. McGrath
	Name:	Kieran J. McGrath
	Title:	Senior Vice President and Chief Financial Officer